UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 15, 2005

BROOKSTONE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-21406	06-1182895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Innovation Way, Merrimack, NH	03054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 603-880-9500.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

Amendment to Merger Agreement

On July 15, Brookstone, Inc., a Delaware corporation (“Brookstone”), Brookstone Holdings Corp., a Delaware corporation (“Parent”), and Brookstone Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Acquisition”) agreed to amend the Agreement and Plan of Merger dated April 15, 2005 (the “Merger Agreement”), by and among Brookstone, Parent and Acquisition. A copy of Amendment No. 1 to the Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference into this Item. In addition, a copy of the press release issued by Brookstone on July 15, 2005 is attached as Exhibit 99.1 to this Current Report and is incorporated by reference into this Item.

Forward-Looking Statements

This Current Report and the exhibits furnished herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding expectations as to the completion of the merger and the other transactions contemplated by the amended merger agreement. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, the ability of the parties to the amended merger agreement to complete the proposed merger on the terms described in the amended merger agreement or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval, the failure to obtain the necessary financing for the merger or the failure to satisfy the other closing conditions. These factors, and other factors that may affect the business or financial results of Brookstone are described in Brookstone’s filings with the Securities and Exchange Commission. Brookstone does not undertake an obligation to update forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit 2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of July 15, 2005, by and among Brookstone Holdings Corp., Brookstone Acquisition Corp., and Brookstone, Inc.

Exhibit 99.1	July 15, 2005 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 18, 2005

By:	/S/ DANIEL J. BURKE
Daniel J. Burke
Assistant Secretary and General Counsel
(duly authorized to sign on behalf of registrant)